UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2017, Synergy Pharmaceuticals Inc. (the “Company”) entered into a Separation and Release Agreement (the “Agreement”) with Kunwar Shailubhai, the Company’s Chief Scientific Officer, pursuant to which Dr. Shailubhai’s status as an employee of the Company ended effective May 23, 2017.  Pursuant to the Agreement, the Company will pay Dr. Shailubhai a lump sum cash payment of $596,250 with $198,750 to be paid on the first payroll date after July 1, 2017 and $397,500 to be paid upon the earlier of (i) November 25, 2017 and (ii) the date of Dr. Shailubhai’s death.  In addition, all of Dr. Shailubhai’s stock options shall fully vest  and be exercisable until the ten year anniversary of the date of grant.  Further, the Company will pay Dr. Shailubhai’s and his dependents’ COBRA cost until the earlier of the conclusion of the 12 month period following May 23, 2017 or the date Dr. Shailubhai is no longer entitled to coverage under COBRA.

Pursuant to the Agreement, Dr. Shailubhai has agreed to comply with the confidential information and non-competition and non-solicitation provisions in the Third Amended and Restated Executive Employment Agreement dated January 7, 2015, as amended on January 18, 2016 and November 30, 2016 between Dr. Shailubhai and the Company (the “Employment Agreement”) and the terms of the Nondisclosure, Noncompete, Nonsolicitation and Assignment of Inventions Agreement executed by Dr. Shailubhai on January 6, 2014 provided, however that Dr. Shailubhai agrees that the Non-Competition; Non-Solicitation provisions in the Employment Agreement shall continue to apply until May 23, 2019. In addition, Dr. Shailubhai’s realization bonus as set forth in the Employment Agreement and as modified in the Agreement was extended for a period of 30 years from the effective date of the Agreement.

The foregoing description of the Separation and Release Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Separation and Release Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

10.1                        Separation and Release Agreement between Synergy Pharmaceuticals Inc. and Kunwar Shailubhai dated May 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017

SYNERGY PHARMACEUTICALS INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer